EXHIBIT 5.1

OPINION AND CONSENT OF PILLSBURY WINTHROP LLP

April 13, 2004

Onyx Acceptance Corporation
27051 Towne Centre Drive
Suite 100
Foothill Ranch, CA 92610

     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as counsel for Onyx Acceptance Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 relating to the registration under the Securities Act of 1933 (the “Act”) of 154,247 shares of Common Stock, par value $.001 per share (the “Common Stock”), of the Company, all of which are authorized but heretofore unissued shares to be offered and sold by the Company pursuant to the Onyx Acceptance Corporation 1996 Stock Option/Issuance Plan (the “Plan”). (Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Act (a “Rule 462(b) registration statement”) is herein referred to as the “Registration Statement.”)

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that the shares of Common Stock to be offered and sold by the Company (including any shares of Common Stock registered pursuant to a Rule 462(b) registration statement) have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the Plan and resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable. This opinion is limited to matters governed by the General Corporation Law of the State of Delaware (including the statutory provisions of the Delaware General Corporation Law and also all applicable provisions of the Delaware Constitution and reported decisions interpreting the Delaware General Corporation Law and the Delaware Constitution).

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop LLP

PILLSBURY WINTHROP LLP